Exhibit 5.1

14 May 2018

Matter No.:883185

Doc Ref: 104160250

+441 298 7859

chiara.nannini@conyersdill.com

Kiniksa Pharmaceuticals, Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Dear Sirs,

Re: Kiniksa Pharmaceuticals, Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form S-1 (Registration No. 333-224488) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 14 May 2018 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of 7,000,000 Class A common shares of the Company, par value US$0.000273235 each being offered by the Company (the “IPO Shares”) together with an additional 1,050,000 Class A common shares, par value US$0.000273235 each subject to an over-allotment option granted to the underwriters by the Company (the “Over-Allotment Shares”) and any Class A common shares, par value US$0.000273235 that may be sold pursuant to an additional registration statement filed pursuant to Rule 462(b) under the Securities Act, if any (the “Additional Shares” and together with the Over-Allotment Shares and the IPO Shares, the “Class A Common Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 14 May 2018, minutes of a meeting of its directors held on 10 May 2018 (the “Minutes”) and written resolutions adopted on 11 May 2018 by the shareholders of the Company (together, the Minutes and the written resolutions adopted by the shareholders of the Company, the “Resolutions”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention,  (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that upon issue of any shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof. “Non-assessability” is not a legal concept under Bermuda law, but when we described the Class A Common Shares herein as being “non-assessable” we mean that no further sums are payable with respect to the issue of such shares.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Class A Common Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.              The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.              When issued and paid for as contemplated by the Registration Statement, the Class A Common Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited